                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

                           FILED BY THE REGISTRANT [X]

                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:

                         [X] PRELIMINARY PROXY STATEMENT
 [ ] Confidential, for Use of the Commission Only (as permitted by
                               Rule 14a-6(e)(2))
                         [ ] Definitive Proxy Statement
                       [ ] Definitive Additional Materials
        [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           AER ENERGY RESOURCES, INC.
 -------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

 -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               Payment of Filing Fee (Check the appropriate box):

                              [X] No fee required.

  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

      (1) Title of each class of securities to which transaction applies:

        (2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

              (4) Proposed maximum aggregate value of transaction:

                              (5) Total fee paid:

              [ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                          (1) Amount Previously Paid:

               (2) Form, Schedule or Registration Statement No.:

                               (3) Filing Party:

                                (4) Date Filed:

                         [PRELIMINARY PROXY STATEMENT]

                               [AER ENERGY LOGO]



                                                                  April  , 2002

Dear Shareholder:

         You are cordially invited to attend the 2002 Annual Meeting of Shareholders of AER Energy Resources, Inc. (the "Company") on Tuesday, May 14, 2002, at 11:00 a.m., local time, at the Cobb Galleria Center, Two Galleria Parkway, Atlanta, Georgia 30339.

         The business to be acted on during the meeting includes the election of six directors, an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock and preferred stock, and the adoption of the AER Energy Resources, Inc. 2002 Employee Incentive Plan. The accompanying proxy statement contains further information on each of these items. We will also review the major developments of 2001.

         Your participation in the affairs of the Company is important, regardless of the number of shares you hold. To ensure your representation at the meeting whether or not you are able to be present, please complete and return the enclosed proxy card as soon as possible. If you do attend the meeting, you may revoke your proxy and vote in person if you so desire.

         I look forward to seeing you on May 14. Thank you for your continuing interest in the Company.

                                        Sincerely yours,





                                        David W. Dorheim
                                        President and Chief Executive Officer
                                        AER Energy Resources, Inc.

                           AER ENERGY RESOURCES, INC.
                         4600 HIGHLANDS PARKWAY, SUITE G
                              SMYRNA, GEORGIA 30082

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 14, 2002


To the Shareholders of AER Energy Resources, Inc.:

         The Annual Meeting of Shareholders of AER Energy Resources, Inc., a Georgia corporation (the "Company"), will be held at the Cobb Galleria Center, Two Galleria Parkway, Atlanta, Georgia 30339, on Tuesday, May 14, 2002, at 11:00 a.m., local time, for the following purposes:

         1.       To elect six directors.

         2. To approve amendments to the Company's Articles of Incorporation to (i) increase the number of authorized shares of the Company's common stock, no par value, from 100,000,000 to 150,000,000 and (ii) to increase the number of authorized shares of the Company's preferred stock, no par value, from 10,000,000 to 20,000,000.

         3. To approve and adopt the AER Energy Resources, Inc. 2002 Employee Incentive Plan

         4. To transact such other business as may properly come before the meeting.

         March 11, 2002 is the record date for the determination of shareholders entitled to notice of and to vote at such meeting or any adjournment thereof.

         Whether or not you expect to be present in person at the meeting, please sign and date the accompanying proxy and return it promptly to our transfer agent in the enclosed postage-paid reply envelope. This will assist us in preparing for the meeting.

                                   By Order of the Board of Directors




                                   J. T. Moore
                                   Vice President - Chief Financial Officer,
                                   Secretary and Treasurer


April __, 2002

SHAREHOLDERS ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES. IF A SHAREHOLDER RECEIVES MORE THAN ONE PROXY BECAUSE HE OR SHE OWNS SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE COMPLETED AND RETURNED. YOUR PROXY WILL BE VOTED WITH RESPECT TO THE MATTERS IDENTIFIED THEREON IN ACCORDANCE WITH ANY SPECIFICATIONS ON THE PROXY. YOUR COOPERATION IS APPRECIATED.

                         [PRELIMINARY PROXY STATEMENT]


                           AER ENERGY RESOURCES, INC.
                         4600 HIGHLANDS PARKWAY, SUITE G
                              SMYRNA, GEORGIA 30082

                                 PROXY STATEMENT
            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 14, 2002

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of AER Energy Resources, Inc., a Georgia corporation (the "Company"), to be used at the Annual Meeting of Shareholders (the "Annual Meeting") of the Company to be held at the Cobb Galleria Center, Two Galleria Parkway, Atlanta, Georgia 30339, at 11:00 a.m., local time, on May 14, 2002, and any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 2001 is enclosed. This Proxy Statement and accompanying form of proxy and the Company's 2001 Annual Report to Shareholders were first sent or given to holders of the Company's outstanding Common Stock, no par value (the "AER Common Stock") on or about April __, 2002.

SOLICITATION OF PROXIES

         This proxy solicitation will be conducted principally by mail, and the cost will be paid by the Company. Proxies may also be solicited by officers and regular employees of the Company personally or by telephone, but such persons will not be specifically compensated for such services. Banks, brokers, nominees, and other custodians and fiduciaries will be requested to forward proxy solicitation material to their principals and customers where appropriate, and the Company will reimburse such banks, brokers, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses in sending the proxy material to beneficial owners of the shares.

ACTIONS TO BE TAKEN UNDER THE PROXY

         In voting on the election of directors (Proposal 1), shareholders may vote in favor of all nominees or withhold their votes as to some or all nominees. Unless other instructions are indicated on the proxy card, all properly executed proxies received by the Company will be voted FOR Proposal 1, the election of all the nominees for director set forth below under "Election of Directors." Shareholders of the Company do not have any right to cumulate their votes for the election of directors.

         In voting on the approval of the amendment to the Company's Articles of Incorporation and the adoption of the AER Energy Resources, Inc. 2002 Employee Incentive Plan (the "2002 Incentive Plan") (Proposals 2 and 3, respectively), shareholders may vote FOR, AGAINST or ABSTAIN with respect to each such proposal. Unless other instructions are indicated on the proxy card, all properly executed proxies received by the Company will be voted FOR Proposal 2, the amendment to the Company's Articles of Incorporation to increase the number of authorized shares of AER Common Stock and preferred stock, no par value (the "AER Preferred Stock"), and FOR Proposal 3, the approval and adoption of the 2002 Incentive Plan. Some proxies may be marked to indicate that the shares are not being voted ("broker non-votes").

         The presence, in person or by proxy, of at least a majority of the total number of outstanding shares is necessary to constitute a quorum at the Annual Meeting. Any proxy authorized to be voted at the Annual Meeting on any matter (including on routine matters pursuant to the discretionary authority granted in management's proxy), whether or not the proxy is marked to withhold authority or abstain or to effect a broker non-vote on any proposal, will be counted in establishing a quorum.

         The election of directors will require the affirmative vote of a plurality of the shares voted at the Annual Meeting in person or by proxy. Votes withheld and broker non-votes will not be included in vote totals for director nominees and will have no effect on the outcome of the vote.

         The Amendment to the Articles of Incorporation (Proposal 2) will require the affirmative vote of a majority of the issued and outstanding shares of AER Common Stock. For purposes of the proposal, abstentions and broker non-votes will count as a vote against such proposal.

         The approval and adoption of the 2002 Incentive Plan will be approved if the number of votes cast FOR such approval and adoption exceeds the number of votes cast AGAINST such approval and adoption. Abstentions and broker non-votes will not be included in vote totals for Proposal 3 and will have no effect on the outcome of the vote.

         None of the actions to be voted upon at the Annual Meeting shall create dissenters' rights under the Georgia Business Corporation Code.

         Any shareholder giving a proxy may revoke it at any time before it is exercised by giving written notice of revocation, or a duly executed proxy bearing a later date, to the Secretary of the Company. In order to be effective, such notice or later dated proxy must be received by the Company prior to the exercise of the earlier proxy. A shareholder may attend the Annual Meeting, revoke his proxy, and vote in person.


                                VOTING SECURITIES

         Only holders of record as of the close of business on March 11, 2002 of AER Common Stock are entitled to vote at the Annual Meeting. On that date, there were 25,522,121 shares of AER Common Stock outstanding, each entitled to one vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         Security Ownership of Certain Beneficial Owners

         The following table sets forth, as of February 28, 2002, certain information with respect to persons known by the Company to be the beneficial owners, as determined pursuant to Rule 13d-3 ("Rule 13d-3") promulgated by the Securities and Exchange Commission ("SEC"), of more than 5% of the outstanding AER Common Stock. Except as otherwise indicated, the holders listed below have sole voting and investment power with respect to all shares beneficially owned by them. The following table is based in part upon information from SEC Schedule 13Ds and 13Gs furnished to the Company.

-------------------------------------- ---------------------- ---------------------------- -------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER      TITLE OF CLASS         AMOUNT OF BENEFICIAL       PERCENT OF BENEFICIAL
                                                                  OWNERSHIP OF CLASS          OWNERSHIP OF CLASS
-------------------------------------- ---------------------- ---------------------------- -------------------------
Jon A. Lindseth                        Common Stock             28,254,010 (1)(2)(4)              59.9%
  12651 Elmwood Avenue                 Series A Preferred          202,250 (2)(3)                 50.0%
  Cleveland, OH  44111                 Stock
                                       Series B Preferred          102,250 (2)(3)                100.0%
                                       Stock
                                       Series D Preferred          272,000 (2)(3)                 90.7%
                                       Stock
-------------------------------------- ---------------------- ---------------------------- -------------------------
Jon A. Lindseth, Trustee under Jon
A. Lindseth Trust Agreement dated      Common Stock             28,011,016 (2)(4)                 59.5%
April 25, 1986                         Series A Preferred          202,250 (2)(3)                 50.0%
  12651 Elmwood Avenue                 Stock
  Cleveland, OH  44111                 Series B Preferred          102,250 (2)(3)                100.0%
                                       Stock
                                       Series D Preferred          272,000 (2)(3)                 90.7%
                                       Stock
-------------------------------------- ---------------------- ---------------------------- -------------------------
AER Partners
  12651 Elmwood Avenue
  Cleveland, OH  44111                 Common Stock              3,189,915                        12.5%
-------------------------------------- ---------------------- ---------------------------- -------------------------
Elmwood Partners II                    Common Stock             24,699,871 (4)                    52.5%
  12651 Elmwood Avenue                 Series A Preferred          202,250                        50.0%
  Cleveland, OH  44111                 Stock
                                       Series B Preferred          102,250                       100.0%
                                       Stock
                                       Series D Preferred          272,000                        90.7%
                                       Stock
-------------------------------------- ---------------------- ---------------------------- -------------------------
J. Taylor Crandall                     Common Stock             10,727,280 (5)(6)                 30.9%
  201 Main Street, Suite 3100          Series A Preferred          202,250                        50.0%
  Fort Worth, TX  76102                Stock
                                       Series C Preferred          102,250                       100.0%
                                       Stock
-------------------------------------- ---------------------- ---------------------------- -------------------------
FW AER Partners, L.P.
  201 Main Street, Suite 3100
  Fort Worth, TX  76102                Common Stock              1,584,158                         6.2%
-------------------------------------- ---------------------- ---------------------------- -------------------------
FW AER II, L.P.                        Common Stock              9,143,122 (6)                    26.4%
  201 Main Street, Suite 3100          Series A Preferred          202,250                        50.0%
  Fort Worth, TX  76102                Stock
                                       Series C Preferred          102,250                       100.0%
                                       Stock
-------------------------------------- ---------------------- ---------------------------- -------------------------

(1) Includes (i) 28,011,016 shares of AER Common Stock deemed to be beneficially owned by Jon A. Lindseth, as trustee under Jon A. Lindseth Trust Agreement, dated April 25, 1986, as modified (the "Trust"), (ii) 212,994 shares beneficially owned by The Kindt-Collins Company ("Kindt-Collins"), an Ohio corporation that Mr. Lindseth controls (such amount includes 112,994 shares of AER Common Stock underlying warrants held by Kindt-Collins) and (iii) 30,000 shares beneficially owned directly by Mr. Lindseth.

(2) The Trust is a revocable trust created to manage and invest certain assets for the benefit of Mr. Lindseth. The Trust's beneficial ownership of AER Common Stock is held through its ownership of three investment partnerships: AER Partners and Elmwood Partners II (each of which the Trust owns 50%), and Battery Partners (of which the Trust owns 30%). Elmwood Partners II and AER Partners have substantially the same partners. Mr. Lindseth's adult children and their spouses together hold approximately a 15% interest in each of AER Partners, Elmwood Partners II, Kindt-Collins and Battery Partners; however, Mr. Lindseth hereby disclaims beneficial ownership of any AER Common Stock that may be beneficially owned by such persons. Based on the foregoing, Mr. Lindseth may be deemed to control each of these partnerships. The shares of AER Common Stock deemed to be beneficially owned by the Trust include (i) 3,189,915 shares beneficially owned by AER Partners, (ii) 24,699,871 shares beneficially owned by Elmwood Partners II and (iii) 121,230 shares beneficially owned by Battery Partners.

(3) Includes (i) 202,250 shares of Series A Preferred Stock, (ii) 102,250 shares of Series B Preferred Stock and (iii) 272,000 shares of Series D Preferred Stock beneficially owned by Elmwood Partners II.

(4) Includes (i) 4,727,969 shares of AER Common Stock underlying 202,250 shares of Series A Preferred Stock (as of February 28, 2002), (ii) 3,215,569 shares of AER Common Stock underlying 102,250 shares of Series B Preferred Stock (as of February 28, 2002), (iii) 8,942,577 shares of AER Common Stock underlying 272,000 shares of Series D Preferred Stock (as of February 28, 2002) and (iv) 4,655,256 shares of AER Common Stock underlying immediately exercisable warrants.

(5) Mr. Crandall is the President of Group 31, Inc., the general partner of FW AER Partners, L.P. ("FW AER Partners"), and the President of Group 31, L.L.C., the general partner of FW AER II, L.P. ("FW AER II"). Mr. Crandall may be deemed to beneficially own shares of AER Common Stock and Series C Preferred Stock owned by FW AER Partners and FW AER II.

(6) Includes (i) 4,727,969 shares of AER Common Stock underlying 202,250 shares of Series A Preferred Stock (as of February 28, 2002), (ii) 2,849,233 shares of AER Common Stock underlying 102,250 shares of Series C Preferred Stock (as of February 28, 2002) and (iii) 1,566,010 shares of AER Common Stock underlying immediately exercisable warrants.

   Security Ownership of Directors and Management

    The following table sets forth, as of February 28, 2002, certain information concerning the beneficial ownership, as defined in Rule 13d-3, of shares of AER Common Stock by the directors, the Named Executive Officers (as defined in the Executive Compensation section below), and all executive officers and directors as a group. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares beneficially owned by them.

------------------------------ ------------------- --------------------  -------------------------  ------------------
                                                                          AMOUNT OF BENEFICIAL            PERCENT OF
  NAME OF BENEFICIAL OWNER          POSITION          TITLE OF CLASS       OWNERSHIP OF CLASS            BENEFICIAL
                                                                                                     OWNERSHIP OF CLASS
------------------------------ ------------------- --------------------  -------------------------  -------------------
Jon A. Lindseth                Chairman of the     Common Stock          28,254,010 (1)(2)(4)              59.9%
                               Board               Series A Preferred
                                                   Stock                    202,250 (2)(3)                 50.0%
                                                   Series B Preferred
                                                   Stock                    102,250 (2)(3)                100.0%
                                                   Series D Preferred
                                                   Stock                    272,000 (2)(3)                 90.7%
------------------------------ ------------------- --------------------  -------------------------  ----------------------
David W. Dorheim               Director,
                               President and
                               Chief Executive
                               Officer             Common Stock             212,360 (6)                      *
------------------------------ ------------------- --------------------  -------------------------  ----------------------
David G. Brown                 Director            Common Stock             107,250 (7)                      *
------------------------------ ------------------- --------------------  -------------------------  ----------------------
James W. Dixon                 Director            Common Stock              29,250                          *
------------------------------ ------------------- --------------------  -------------------------  ----------------------
William L. Jackson             Director            Common Stock              35,250                          *
------------------------------ ------------------- --------------------  -------------------------  ----------------------

------------------------------ ------------------- --------------------  -------------------------  ----------------------
John L. Wilkes                 Director            Common Stock              42,250                          *
------------------------------ ------------------- --------------------  -------------------------  ----------------------
R. Dennis Bentz (5)            Vice President -
                               Product and
                               Process
                               Development         Common Stock             133,010 (6)                     0.5%
------------------------------ ------------------- --------------------  -------------------------  ----------------------
Frank M. Harris (5)            Vice President -
                               Marketing and
                               Licensing           Common Stock             112,460 (6)                     0.4%
------------------------------ ------------------- --------------------  -------------------------  ----------------------
J. T. Moore                    Vice President -
                               Chief Financial
                               Office, Secretary
                               and Treasurer       Common Stock                  -0-                        -0-
------------------------------ ------------------- --------------------  -------------------------  ----------------------
Lawrence A. Tinker             Vice President -
                               Advanced
                               Technology          Common Stock             123,747 (6)                     0.5%
------------------------------ ------------------- --------------------  -------------------------  ----------------------
All executive officers and                         Common Stock          29,034,587 (1)(2)(4)(6)(7)        61.0%
directors as a group                               Series A Preferred
(10 persons)                                       Stock                    202,250 (2)(3)                 50.0%
                                                   Series B Preferred
                                                   Stock                    102,250 (2)(3)                100.0%
                                                   Series D Preferred
                                                   Stock                    272,000 (2)(3)                 90.7%
------------------------------ ------------------- --------------------  -------------------------  ----------------------

(1) Includes (i) 28,011,016 shares of AER Common Stock deemed to be beneficially owned by Jon A. Lindseth, as trustee under Jon A. Lindseth Trust Agreement, dated April 25, 1986, as modified, (ii) 212,994 shares beneficially owned by Kindt-Collins (such amount includes 112,994 shares of AER Common Stock underlying warrants held by Kindt-Collins) and (iii) 30,000 shares beneficially owned directly by Mr. Lindseth.

(2) The Trust is a revocable trust created to manage and invest certain assets for the benefit of Mr. Lindseth. The Trust's beneficial ownership of AER Common Stock is held through its ownership of three investment partnerships: AER Partners and Elmwood Partners II (each of which the Trust owns 50%), and Battery Partners (of which the Trust owns 30%). Elmwood Partners II and AER Partners have substantially the same partners. Mr. Lindseth's adult children and their spouses together hold approximately a 15% interest in each of AER Partners, Elmwood Partners II, Kindt-Collins and Battery Partners; however, Mr. Lindseth hereby disclaims beneficial ownership of any AER Common Stock that may be beneficially owned by such persons. Based on the foregoing, Mr. Lindseth may be deemed to control each of these partnerships. The shares of AER Common Stock deemed to be beneficially owned by the Trust include (i) 3,189,915 shares beneficially owned by AER Partners, (ii) 24,699,871 shares beneficially owned by Elmwood Partners II, and (iii) 121,230 shares beneficially owned by Battery Partners.

(3) Includes (i) 202,250 shares of Series A Preferred Stock, (ii) 102,250 shares of Series B Preferred Stock and (iii) 272,000 shares of Series D Preferred Stock owned by Elmwood Partners II.

(4) Includes (i) 4,727,969 shares of AER Common Stock underlying 202,250 shares of Series A Preferred Stock (as of February 28, 2002), (ii) 3,215,569 shares of AER Common Stock underlying 102,250 shares of Series B Preferred Stock (as of February 28, 2002), (iii) 8,942,577 shares of AER Common Stock underlying 272,000 shares of Series D Preferred Stock (as of February 28, 2002) and (iv) 4,655,256 shares of AER Common Stock underlying immediately exercisable warrants.

(5) As part of the Company's cost reduction plan, both Mr. Bentz and Mr. Harris resigned as executive officers of the Company in March 2002.

(6) Includes 160,000, 80,000, 80,000 and 100,000 shares underlying options held by Messrs. Dorheim, Bentz, Harris and Tinker, respectively, that are immediately exercisable.

(7) Includes 77,500 shares beneficially owned jointly with Mr. Brown's spouse.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         Pursuant to the Bylaws of the Company, six directors will be elected to serve for a term of one year and until their successors are elected and qualified. It is the intention of the persons named in the accompanying proxy to vote for the election of the nominees identified below. Should any nominee be unable or fail to accept nomination or election, which is not anticipated, it is the intention of the persons named in the proxy, unless otherwise instructed in the proxy, to vote for the election in his stead of such other person as management may recommend.

         The following table sets forth certain information concerning persons nominated as directors.

----------------------------------------------------------------------------------------------------------
                                                 POSITION WITH COMPANY                    DIRECTOR OF
          NAME              AGE                AND PRINCIPAL OCCUPATION                  COMPANY SINCE
----------------------------------------------------------------------------------------------------------
Jon A. Lindseth             67    Chairman of the Board. Chairman of Kindt-Collins            1989
                                    (foundry supply company)
----------------------------------------------------------------------------------------------------------
David W. Dorheim            52    Director, President and Chief Executive Officer             1989
----------------------------------------------------------------------------------------------------------
David G. Brown              45    Director.  Managing partner of Oak Hill Venture             1996
                                    Partners; Vice President of Keystone, Inc.;
                                    limited partner of FW Partners; principal of
                                    Arbor Investors, LLC (all are investment
                                    companies).  Mr. Brown also serves on the Board
                                    of Directors of Bell & Howell Company.
----------------------------------------------------------------------------------------------------------
James W. Dixon              55    Director.  Principal in internet professional               1997
                                    services company.  Mr. Dixon also serves on the
                                    Board of Directors of US Data, Inc.
----------------------------------------------------------------------------------------------------------
William L. Jackson          74    Director.  Retired Chairman of Tupperware, Inc.             1993
                                    (consumer product manufacturer)
----------------------------------------------------------------------------------------------------------
John L. Wilkes              76    Director.  Retired Senior Vice President of                 1993
                                    Technology Worldwide of Duracell Battery Company
                                    (battery manufacturer)
----------------------------------------------------------------------------------------------------------

         Each nominee for director has been principally employed in his present capacity or a similar capacity with the same organization for at least the last five years except as follows: from 1988 to 1996, Mr. Dixon served as Chairman and Chief Executive Officer of CompuCom Systems, Inc., a national computer reseller and services company.

         Each of the Company's directors serves for a one-year term and until his successor is elected and qualified or until his earlier death, resignation or removal.

         Effective May 10, 2002, Mr. Dorheim will resign as President and Chief Executive Officer of the Company but will remain as a director at least until the 2003 Annual Meeting of Shareholders, if he is elected to the Board of Directors at the Annual Meeting.

MEETINGS OF THE BOARD OF DIRECTORS

         The Board of Directors met ten times during 2001 and each director attended at least 75% of such meetings. During 2001, each director serving on a committee of the Board attended at least 75% of the meetings of each committee on which such director served.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors has standing Audit and Compensation Committees. The Board of Directors does not have a nominating committee.

         The Audit Committee met two times in 2001. All members of the AER Energy Board of Directors (except Mr. Dorheim) serve as members of the Audit Committee. The functions of the Audit Committee are to recommend to the Board each year the accounting firm to be retained as the Company's independent auditors, consider the fee arrangement and scope of the audit, review the financial statements and the independent auditors' report and the accompanying management letter, and consult with the independent auditors with regard to the adequacy of the Company's overall accounting and financial controls. Each of the members of the Audit Committee is independent as defined under the standard of Rule 4200(a)(14) of the Marketplace Rules of the Nasdaq Stock Market, Inc., although such rules are not applicable to the Company. The Audit Committee operates under a written charter adopted by the Board of Directors.

         Report of the Audit Committee

         The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates it by reference into such filing.

         The Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2001. In addition, the Audit Committee has discussed with the Company's independent auditors, Ernst & Young LLP ("Ernst & Young"), the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees, which includes, among other things, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee also has received the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Ernst & Young its independence from the Company. The Audit Committee has discussed with management of the Company and with the Company's independent accountants such other matters and received such assurances from them as the Audit Committee deemed appropriate.

         Based on the foregoing reviews and discussions and in reliance thereupon, the Audit Committee has recommended to the Company's Board of Directors the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

         Submitted by the Audit Committee of the Board of Directors

                  DAVID G. BROWN
                  JON A. LINDSETH
                  JAMES W. DIXON
                  WILLIAM L. JACKSON
                  JOHN L. WILKES

         The Compensation Committee, composed of Messrs. Lindseth, Brown and Jackson, met one time in 2001. The purpose of the Compensation Committee is to approve compensation policies and programs for the Company's employees and executive officers and to grant options to employees and executive officers and otherwise administer the 1992 Option Plan and other incentive plans.

SHAREHOLDER VOTE

         The election of the six nominees named above will require the affirmative vote of the holders of a plurality of the shares of AER Common Stock voted at the Annual Meeting, assuming a quorum is present. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE SIX NOMINEES NAMED ABOVE.

                                   PROPOSAL 2

                 AMENDMENT TO INCREASE THE AUTHORIZED SHARES OF
                           THE COMPANY'S CAPITAL STOCK

         The Board of Directors has proposed and approved an amendment to
Article II of the Company's Articles of Incorporation to increase the number of authorized shares of AER Common Stock and AER Preferred Stock. The full text of this proposed amendment is set forth in the proposed Articles of Amendment which is attached as Appendix A to this Proxy Statement. The following summary of the material provisions of the proposed amendment is qualified, in its entirety, by reference to the Articles of Amendment as set forth in Appendix A.

AER COMMON STOCK

         The Board of Directors recommends that Article II of the Company's Articles of Incorporation be amended to increase the amount of AER Common Stock authorized from 100,000,000 shares to 150,000,000 shares. The AER Common Stock authorized under this proposed amendment would be identical to the AER Common Stock already authorized pursuant to the Company's Articles of Incorporation, and this proposed amendment would not alter, terminate or modify the preferences, limitations or relative rights of any existing series of AER Preferred Stock. Under the GBCC, such shares may only be authorized by an amendment to the Articles of Incorporation. Although the shareholders must approve increases to the number of shares of capital stock authorized, shares may be issued by the Board of Directors in exchange for adequate consideration therefore without the approval of the shareholders of the Company.

         The primary reason for this proposed amendment is to ensure that there will be sufficient authorized but unissued shares available for the corporate purposes described below. As of February 28, 2002, 25,522,121 shares of AER Common Stock, or approximately 25.5% of the currently authorized amount, were issued and outstanding, 33,652,139 shares of AER Common Stock, or approximately 33.7% of the currently authorized amount, were reserved for issuance pursuant to the conversion or exercise of outstanding shares of AER Preferred Stock and outstanding options and warrants, and an additional 1,997,000 shares, or approximately 2.0% of the total authorized amount, were reserved for issuance pursuant to awards outstanding awards or awards that may be granted in the future under the Company's benefit plans, excluding the 2002 Incentive Plan which is to be submitted for shareholder approval at the Annual Meeting.

         It is the present intention of the Board of Directors that the adoption of this proposed amendment to increase the amount of authorized Common Stock will not result in the immediate issuance of any additional AER Common Stock. Approval of this proposal will permit the Board of Directors to issue such additional shares without further approval of the shareholders unless otherwise required by law or the Company's Articles of Incorporation.

AER PREFERRED STOCK

         The Board of Directors also recommends that Article II of the Articles of Incorporation be amended to increase the total amount of AER Preferred Stock authorized from 10,000,000 to 20,000,000 shares. The preferences, limitations and relative rights of the AER Preferred Stock shall continue to be determined by the Board of Directors as it deems appropriate from time to time without further shareholder approval. The Company is permitted by the Articles of Incorporation to issue AER Preferred Stock in series and with preferences, limitations and relative rights as established from time to time by the Board of Directors. At present, the Company's Articles of Incorporation permit the company to issue one or more series of AER Preferred Stock, and at present, the Company has authorized 425,000 shares of Series A Preferred Stock, 250,000 shares of Series B Preferred Stock, 500,000 shares of Series C Preferred Stock and 400,000 shares of Series D Preferred Stock, or in the aggregate approximately 15.7% of the currently authorized amount.

         It is the present intention of the Board of Directors that the adoption of this proposed amendment to increase the authorized amount of AER Preferred Stock will not result in the immediate issuance of any AER Preferred Stock shares. The approval of these increases in authorized capital, however, is intended to ensure that there will be sufficient authorized but unissued shares available for the corporate purposes described below. Approval of this proposal will permit the Board of Directors to issue such additional shares without further approval of the shareholders unless otherwise required by law or the Company's Articles of Incorporation.

REASONS FOR AND EFFECTS OF THE PROPOSED AMENDMENT

         The Board of Directors believes that additional shares of AER Common Stock and AER Preferred Stock should be available for issuance by the Board of Directors from time to time for stock splits, stock dividends, acquisitions, future financings, employee benefit plans and for other proper corporate purposes. The increase in the authorized shares could also be used to impede an attempt to acquire control of the Company without the consent of the Board of Directors since new shares could be issued to dilute the stock ownership of a person engaging in such an attempt.

         Under the Company's present Articles of Incorporation, shareholders have no preemptive rights with respect to the authorization or issuance of the Company's capital stock, although the conversion price of each outstanding series of AER Preferred Stock is subject to adjustment under certain circumstances, including the subsequent issuance of certain shares, warrants, options or other securities with a conversion price less than the current conversion price of such series of AER Preferred Stock. No holder of the Company's capital stock has or will have the right of cumulative voting at any election of directors or upon any other matter. Once authorized, shares of AER Common Stock and AER Preferred Stock generally may be issued solely upon the action of the Board of Directors in exchange for adequate consideration therefor. The additional shares of AER Common Stock, when issued, will have the same rights as the presently authorized shares of AER Common Stock. This proposed amendment will not modify the Articles of Incorporation to provide preemptive rights or cumulative voting.

         Under Article II of the current Articles of Incorporation, the AER Preferred Stock may be issued by the Board of Directors, from time to time, without the necessity of further action or authorization by the Company's shareholders (unless required by applicable law), in one or more series and with such preferences, limitations and relative rights as the Board of Directors may, in its discretion, determine, including: (a) the distinctive designation of such series and the number of shares to constitute such series; (b) the rate of dividends, the times of payment and the date from which, and the basis on which, dividends shall be accumulated, if dividends are to be cumulative; (c) whether or not such shares have voting rights, and the extent of such voting rights, if any; (d) whether such shares can be redeemed and, if so, the redemption price and terms and conditions of redemption; (e) the terms and conditions, if any, on which such shares may be converted into Common Stock or any other securities;
(f) the amount payable upon such shares in the event of voluntary and involuntary dissolution, liquidation or winding up of the affairs of the Company; (g) purchase, retirement or sinking fund provisions, if any, for the redemption of such shares; and (h) any other preferences, limitations and relative rights of such shares.

         The additional flexibility afforded by the ability to issue additional shares of AER Common Stock and AER Preferred Stock could enhance the arm's-length bargaining capability of the Board of Directors on behalf of the Company's shareholders in a situation involving a solicitation to obtain control of the Company without the approval of the Board of Directors. In such an event, it might be possible for the Board of Directors to authorize the issuance of a series of AER Preferred Stock with relative rights and preferences that could impede the completion of such a transaction. The Board of Directors would be able to authorize holders of such AER Preferred Stock to vote, either separately as a class or with the holders of AER Common Stock, on any merger, sale or exchange of assets by the Company or other extraordinary corporate transactions. Since the issuance of the AER Preferred Stock could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company, shares of the AER Preferred Stock could be privately placed with purchasers who might ally themselves with the Board of Directors to oppose such a bid. The additional shares of AER Common Stock proposed to be authorized might also be issued to a holder who would vote against a proposed merger or sale of assets or other corporate transaction and therefore might be available to impede or discourage an acquisition of the Company without the consent of the Board of Directors. However, such an issuance would also affect shareholder value by diluting the stock ownership of all shareholders, who, at the time of such issuance, own stock of the same class whether such shareholders were in favor of or against such transaction. The Board of Directors has no present plans or understandings for the issuance of AER Common Stock or AER Preferred Stock except for stock issued to raise additional capital for operations and pursuant to any of the Company's existing or proposed employee benefit plans, and the Company does not intend to issue any AER Common Stock or AER Preferred Stock except on terms which the Board of Directors deems to be in the best interests of the Company and its shareholders. The AER Preferred Stock, together with any authorized but unissued shares of AER Common Stock, also could represent additional capital required to be purchased by an acquiror.

SHAREHOLDER VOTE

         The approval of the proposed amendments to the Articles of Incorporation will require the affirmative vote of the holders of a majority of the issued and outstanding shares of AER Common Stock. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL 2.

                                   PROPOSAL 3

                   APPROVAL OF THE AER ENERGY RESOURCES, INC.
                          2002 EMPLOYEE INCENTIVE PLAN

         On March 22, 2002, the Board of Directors adopted the AER Energy Resources, Inc. 2002 Employee Incentive Plan (the "2002 Incentive Plan"), subject to shareholder approval at the Annual Meeting. The full text of the 2002 Incentive Plan is attached as Appendix B to this Proxy Statement. The following summary of the material provisions of the 2002 Incentive Plan is qualified, in its entirety, by reference to the 2002 Incentive Plan as set forth in Appendix
B. Capitalized terms not otherwise defined herein shall have the meaning set forth in the 2002 Incentive Plan.

PURPOSE AND ADMINISTRATION

         Under the 2002 Incentive Plan, the Company may grant to eligible persons, including employees, directors, consultants and advisors of the Company, incentive stock options, non-qualified stock options, restricted stock awards, stock appreciation rights, other stock-based awards and performance awards. The Committee believes that the 2002 Incentive Plan is an important part of the Company's overall compensation program. The 2002 Incentive Plan supports the Company's ongoing efforts to attract and retain talented employees and directors and gives the Company the ability to provide employees and others with incentives that are directly linked to the Company's financial results and increases in shareholder value. In addition, the Company may grant options outside the 2002 Incentive Plan.

         Eligibility. The Committee determines the persons eligible to receive awards under the 2002 Incentive Plan. These persons may include, without limitation, employees, directors, key consultants or advisors of the Company.

         Administration. The Committee administers the 2002 Incentive Plan, except that with respect to options or awards granted to the Company's executive officers or directors, the Board of Directors or a committee comprised solely of two or more non-employee directors (if the Company's Compensation Committee is not so comprised) is responsible for granting awards. The Committee will determine the terms of any awards granted under the 2002 Incentive Plan, within limitations specified therein, which will be set forth in an award agreement that can be amended by the Committee.

         Shares Reserved. The maximum number of shares of AER Common Stock that currently may be subject to outstanding awards, determined immediately after the grant of any award, is 4,000,000 shares, subject to adjustments for stock splits, dividends and other dilution events. Once issued, shares underlying options, SARs or other stock-based awards that are cancelled or forfeited prior to exercise will be available for reissuance under the 2002 Incentive Plan.

         Stock-Based Awards. The 2002 Incentive Plan permits the Company to grant incentive stock options, which qualify for special tax treatment, and non-qualified stock options, as well as restricted stock awards, stock appreciation rights and other stock-based awards. The exercise price for incentive stock options cannot be less than the fair market value of a share of AER Common Stock on the date of grant, as determined under the 2002 Incentive Plan. Further, an incentive stock option must comply with all of the other requirements of Code with respect to incentive stock options. The total number of shares of restricted stock and shares subject to options granted to a single person under the 2002 Incentive Plan may not exceed 500,000, or 25% of the number of shares of AER Common Stock originally reserved for issuance under the 2002 Incentive Plan. This limitation is to ensure that performance-based awards issued under the 2002 Incentive Plan are exempt from the limitations of Section 162(m) under the Code and to provide the Company with flexibility over the life of the 2002 Incentive Plan. However, the Company does not intend in the foreseeable future to issue awards that might approach or reach these limits. Incentive stock options may not be granted under the 2002 Incentive Plan after January 31, 2012.

         Restricted Stock. Under the 2002 Incentive Plan, the Company may also award shares of restricted AER Common Stock. Each award agreement will set forth conditions that must be satisfied before the restricted stock vests and becomes transferable. For example, restricted stock awards may be forfeited to the extent that the award did not vest before the recipient's employment terminated. Except as specified at the time of grant, holders of restricted stock will have voting rights and the right to receive dividends on such stock.

         Performance-Based Awards. The 2002 Incentive Plan permits the Company to grant performance-based awards. These performance-based awards are based upon the achievement of specified objectives of the Company or any subsidiary, affiliates or units thereof, or any individual, as established by the Committee. Performance goals may be based upon any criteria determined by the Committee; however, for awards that are intended to constitute "performance-based" compensation within the meaning of Section 162(m) of the Code, such goals shall be based on one or more of the following criteria: earnings per share, total shareholder return, operating income, net income, cash flow, return on equity, return on capital, and earnings before interest, taxes, depreciation and amortization. These goals are established with respect to a performance cycle selected by the Committee during which the applicable performance criteria are measured to determine the extent to which an award subject to performance goals has been earned. Performance-based awards are payable only in cash. Performance-based awards with a performance cycle of one year or less may not exceed $1,000,000. Performance-based awards with a performance cycle of greater than one year shall not exceed $1,000,000 times the number of years in the performance cycle. These limitations are to ensure that performance-based awards issued under the 2002 Incentive Plan are exempt from the limitations of Section 162(m) under the Code and to provide the Company with flexibility over the life of the 2002 Incentive Plan. However, the Company does not intend in the foreseeable future to issue awards that might approach or reach this dollar limit.

         Effect of Change in Control. The 2002 Incentive Plan provides that in the event of a "change in control" (as defined therein), all stock options and SARs will become immediately exercisable, the restrictions applicable to outstanding restricted stock and other stock-based awards will lapse, and, unless otherwise determined by the Committee, the value of outstanding stock options, SARs, restricted stock and other stock-based awards will be cashed out on the basis of the highest price paid (or offered) during the preceding 60-day period. In addition, outstanding performance-based awards will be vested and paid out on a prorated basis, based on the maximum award opportunity of such awards and the number of months elapsed compared with the total number of months in the performance cycle.

         Amendment and Termination. The 2002 Incentive Plan may be amended or terminated by the Board of Directors and without shareholder approval, unless shareholder approval is required under applicable law to effect such amendment. Except as set forth in an award agreement, no termination or amendment of the 2002 Incentive Plan may materially and adversely affect any outstanding awards without the recipient's consent.

FEDERAL INCOME TAX CONSEQUENCES

         The following is a brief summary of the U.S. Federal income tax consequences generally associated with awards under the 2002 Incentive Plan. The following summary is for general information only, and interested parties should consult their own advisors as to specific tax consequences applicable to them, including the application and effect of foreign, state and local tax laws.

         Nonqualified Stock Options. Nonqualified stock options granted under the 2002 Incentive Plan will not be taxable to an employee on the date of grant but generally will result in taxation when exercised. At that time, the employee will recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise over the option price paid for the stock. The Company will be entitled to a corresponding deduction when the employee must recognize the income and in the amount of the income recognized.

         Incentive Stock Options. An employee will not recognize income upon the grant of an incentive stock option. An employee also generally will not recognize income upon exercise of an incentive stock option provided that he had been an employee of the Company or its subsidiaries at all times from the date of grant of the incentive stock option until three months before exercise of the incentive stock option (or one year, in the case of an exercise after becoming disabled). The amount by which the fair market value of the stock at exercise exceeds the exercise price, however, is an adjustment in computing the employee's alternative minimum tax in the year of exercise. If the employee holds the shares of AER Common Stock acquired upon exercise of an incentive stock option at least until the first anniversary of the date of exercise or, if later, the second anniversary of the date of grant of the incentive stock option, upon disposition of the shares the employee will have capital gain equal to the excess of the amount realized upon the disposition over the amount paid for the shares. If the employee holds the shares for this period, the Company will not be entitled to a deduction with respect to the incentive stock option.

         If an employee disposes of shares acquired upon exercise of an incentive stock option before the expiration of the holding period described above, the employee is considered to have engaged in a "disqualifying disposition," as a consequence of which the employee will generally recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the lesser of the amount realized upon disposition of the shares and the fair market value of the shares on the date of exercise over the exercise price paid for the shares. If the amount realized upon disposition is greater than the fair market value of the shares on the date of exercise, the difference will be taxable to the employee as capital gain. The Company will be entitled to a deduction in the year of the disqualifying disposition in an amount equal to the amount of ordinary income recognized as a result of the disqualifying disposition.

         Stock Appreciation Rights. The grant of an SAR does not create tax consequences to an employee. Instead, upon exercise, the employee recognizes ordinary income equal to the amount of cash or the fair market value of any shares of Common Stock the employee receives. The Company will be entitled to a corresponding deduction.

         Restricted Stock. The recognition of income for federal tax purposes relating to an award of restricted stock depends on the restrictions imposed on the shares. Generally, taxation occurs in the first taxable year in which the shares cease to be subject to a substantial risk of forfeiture. When the restrictions lapse, the employee will recognize taxable income equal to the excess of the fair market value of the stock at that time over the amount, if any, paid for the stock. The employee may, however, make an election to include in income when the shares are first transferred to him an amount equal to the excess of the fair market value of the stock at that time over the amount, if any, paid for the stock. The Company is generally entitled to a deduction corresponding to the employee's income inclusion.

         Other Stock-Based Awards/Performance-Based Awards. Any cash payments or the fair market value of any Common Stock or other property an employee receives in connection with other stock-based awards or performance-based awards will be taxable as ordinary income to the employee in the year received. The Company will generally be entitled to a corresponding deduction.

         Other Federal Income Tax Considerations. As noted above, Section 162(m) of the Code places a $1,000,000 annual limit on the compensation deductible by the Company paid to certain of its executives. The limit, however, does not apply to "qualified performance-based compensation." The Company believes that its awards of stock options, SARs and certain other performance-based compensation awards under the 2002 Incentive Plan will qualify for this exception to the deductibility limit.

         Also, awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to "excess parachute payments" within the meaning of Section 280G of the Code and, to such extent, will be non-deductible by the Company and subject to a 20% excise tax by the participant.

         State tax consequences may in some cases differ from the federal tax consequences. In addition, awards under the 2002 Incentive Plan may in some instances be made to employees who are subject to tax in jurisdictions other than the United States and may result in consequences different from those described above.

         As of April 10, 2002, the Company has not granted any options under the 2002 Incentive Plan and the number of awards that may be granted to the Company's executive officers, directors and employees is not presently determinable.

SHAREHOLDER VOTE

         The 2002 Incentive Plan will be approved and adopted if the number of votes cast FOR such approval and adoption exceeds the number of votes cast AGAINST such approval and adoption. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ADOPTION AND APPROVAL OF THE AER ENERGY RESOURCES, INC. 2002 EMPLOYEE INCENTIVE PLAN AS SET FORTH IN APPENDIX B ATTACHED HERETO.

                             EXECUTIVE COMPENSATION

REPORT ON EXECUTIVE COMPENSATION BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

         The Compensation Committee of the Board of Directors of the Company is composed of directors who are not employees of the Company. The Board of Directors has delegated to the Compensation Committee the authority:

         1. To determine the compensation of David W. Dorheim, President and Chief Executive Officer of the Company.

         2. To approve, upon recommendation by Mr. Dorheim, the compensation arrangements of executive officers of the Company, other than Mr. Dorheim, including the executive officers named in the Summary Compensation Table below.

         3. To grant options to employees of the Company under the 1992 Option Plan and to carry out the duties and responsibilities of the Board of Directors with respect to the Company's incentive plans.

Compensation Policies

         The Company's compensation policies for executive officers are designed to provide competitive levels of compensation allowing the Company to attract and retain highly qualified executive officers whose contributions are essential to the success of the Company. The Compensation Committee approves salary increases of executive officers. The Company's compensation policies for executive officers have two principal components: (1) a significant portion of an individual executive officer's compensation depends on the performance of the individual, and (2) compensation in the form of stock options is contingent upon continued employment of the executive officer over a specified period of time because options typically do not fully vest for five years. The Compensation Committee believes that ownership of the Company's stock by its executive officers is important, and the Company's compensation policies and plans are designed to encourage such stock ownership. Specific information concerning the implementation of these policies in connection with the compensation of Mr. Dorheim and the other executive officers is provided below.

Annual Salaries

         The annual salaries of executive officers are fixed initially at amounts that are deemed sufficient to induce them to accept employment with the Company. Salaries of executive officers are reviewed annually, and increases, if any, are made based on the individual's and the Company's performance. To the extent any salary increases have been granted, they have been based on a subjective evaluation of the performance of the recipient.

         The Company currently intends that all compensation paid to executive officers shall qualify for deductibility under Section 162(m) of the Internal Revenue Code (the "Code"), which provides that compensation paid to certain executive officers of public corporations in excess of $1,000,000 per year is not deductible for federal income tax purposes.

Payment of Bonuses

         No bonuses were paid in 2001 to the executive officers, except to Mr. Dorheim as described below.

Compensation of Chief Executive Officer

         Using the criteria discussed above and in recognition of his continued efforts in implementing a new corporate strategy, Mr. Dorheim's salary was $228,898 for 2001, an increase of $12,336 (5.7%) over the prior year. Pursuant to an understanding between the Company and Mr. Dorheim when he was hired in 1989, Mr. Dorheim receives a $6,000 per year automobile allowance. In addition, Mr. Dorheim received a $33,000 bonus payment in 2001.

Stock Options

         At present, a maximum of 2,000,000 shares of AER Common Stock may be subject to outstanding awards under the 1992 AER Energy Resources, Inc. 1992 Stock Option Plan, as amended (the "1992 Option Plan"). Under the 1992 Option Plan, in 1993, 1994 and 1995, the Compensation Committee awarded to executive officers options to purchase AER Common Stock. These options became exercisable at 20% per year following the date of grant, expire in ten years, and were originally priced at 100% of the fair market value of the AER Common Stock at the date of each grant. These options were repriced effective March 22, 1996 to the closing market price on that date. In connection with the repricing, each option holder agreed that each of the repriced options could not be exercised for a period of one year. In 1999, under the 1992 Option Plan, the Compensation Committee awarded to executive officers and all other employees, options to purchase AER Common Stock. These options were to become exercisable in 2001 if certain performance goals were met by the Company. Because the goals were not met, the options will fully vest five years from the date of grant. In 2001, under the 1992 Option Plan, the Compensation Committee awarded to executive officers and all other employees 323,500 options to purchase AER Common Stock, although as of April 17, 2002, 17,500 of these options granted in 2001 were forfeited in connection with the termination of certain of the Company's employees in February 2002. These options will fully vest when the Company meets certain performance goals, or if these goals are not achieved in five years, then the options will fully vest in 2006 as of date of grant.

         All of the options granted by the Company encourage executive officers and employees to remain employed by the Company, and the value of the options depends on increases in the market value of AER Common Stock. As of December 31, 2001, 1,472,000 options were outstanding under the 1992 Option Plan.

         Submitted by the Compensation Committee of the Board of Directors

                  JON A. LINDSETH
                  DAVID G. BROWN
                  WILLIAM L. JACKSON

EXECUTIVE COMPENSATION

         Compensation Summary. The following table shows, for the last three fiscal years of the Company, annual compensation paid, earned or awarded by the Company to the President and Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers").

                         SUMMARY COMPENSATION TABLE (1)

                              ANNUAL COMPENSATION

                                                                                           LONG-TERM COMPENSATION
                                                                                                   AWARDS
                                                                                            NUMBER OF SECURITIES
                                                                        OTHER ANNUAL             UNDERLYING
NAME AND PRINCIPAL POSITION       YEAR    SALARY ($)    BONUS ($)     COMPENSATION ($)        OPTIONS (#) (2)
---------------------------       ----    ----------    ---------     ----------------     -----------------------

David W. Dorheim                  2001      228,898       33,000            6,000 (3)               35,000
    President and Chief           2000      216,562       33,000            6,000 (3)                    -
    Executive Officer             1999      207,040       33,000            6,000 (3)               75,000

R. Dennis Bentz                   2001      168,551            -                   -                30,000
    Vice President - Product      2000      163,149            -                   -                     -
    and Process Development       1999      156,874            -                   -                60,000

Frank M. Harris                   2001      170,171            -                   -                30,000
    Vice President -              2000      163,419            -                   -                     -
    Marketing and Licensing       1999      156,874            -                   -                60,000

J. T. Moore                       2001      120,120                                                 20,000
    Vice President -              2000      116,270            -                   -                     -
    Chief Financial Officer,      1999      110,917            -                   -                60,000
    Secretary and Treasurer

Lawrence A. Tinker                2001      164,167            -                   -                30,000
    Vice President -              2000      157,648            -                   -                     -
    Advanced Technology           1999      149,221            -                   -                60,000

----------------

(1) The Company does not maintain a "long-term incentive plan," as defined by the rules of the SEC, and has not made any awards of stock appreciation rights.

(2)      Consists of options issued pursuant to the 1992 Option Plan.

(3)      Automobile allowance.

         Effective May 10, 2002, and as part of the Company's cost reduction plan, Mr. Dorheim will resign as the President and Chief Executive Officer. The Company has approved a consulting and severance agreement pursuant to which Mr. Dorheim will resign as an officer and employee of the Company and the Company will engage Mr. Dorheim as a consultant to the Company on a part-time basis through the earlier of November 15, 2002 or the date he begins full-time employment elsewhere. The Company will pay Mr. Dorheim a consulting fee of $22,325 per month, which is equivalent to his current salary. The Company will reimburse Mr. Dorheim for all of his reasonable out-of-pocket travel and other expenses and will pay Mr. Dorheim's COBRA premiums through December 31, 2002 and up to $6,500 of Mr. Dorheim's outplacement support fees. Each of Mr. Dorheim's outstanding stock options shall be amended so that it may be exercised until the first to occur of the expiration of such option or July 1, 2006. Mr. Dorheim will remain a director of the Company until the Company's 2003 Annual Meeting of Shareholders if he is elected to the Board at the Annual Meeting, and the Board, in its discretion, may nominate him for successive terms to the Board.

OPTION GRANTS IN 2001

         The following table shows individual grants of stock options, under the 1992 Option Plan, made during 2001 to the Named Executive Officers.

                                                                     POTENTIAL REALIZABLE VALUE AT
                                                                  ASSUMED ANNUAL RATES OF STOCK PRICE
                                 INDIVIDUAL GRANTS                   APPRECIATION FOR OPTION TERM
                    ------------------------------------------   ------------------------------------
                      NUMBER OF       PERCENT OF
                      SECURITIES    TOTAL OPTIONS    EXERCISE
                      UNDERLYING      GRANTED TO      OF BASE
                       OPTIONS       EMPLOYEES IN      PRICE     EXPIRATION
NAME                 GRANTED (#)     FISCAL YEAR      ($/SH)        DATE        5% ($)      10% ($)
----                 -----------     -----------      ------        ----        ------      -------
David W. Dorheim        35,000            11%          0.42        3/26/11      9,245        23,428
R. Dennis Bentz         30,000            10%          0.42        3/26/11      7,924        20,081
Frank M. Harris         30,000            10%          0.42        3/26/11      7,924        20,081
J. T. Moore             20,000             6%          0.42        3/26/11      5,283        13,387
Lawrence A. Tinker      30,000            10%          0.42        3/26/11      7,924        20,081

EXERCISES OF OPTIONS IN 2001 AND AGGREGATE YEAR-END OPTION VALUES

         Shown below is information with respect to the year-end values of all options held by the Named Executive Officers. No Named Executive Officer exercised any options in 2001.


                                 NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                OPTIONS AT FY-END (#)            AT FY-END ($) (1)
NAME                          EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
----                          -------------------------      -------------------------
David W. Dorheim                   160,000 / 110,000                   0 / 0
R. Dennis Bentz                     80,000 / 90,000                    0 / 0
Frank M. Harris                     80,000 / 90,000                    0 / 0
J. T. Moore                              0 / 80,000                    0 / 0
Lawrence A. Tinker                 100,000 / 90,000                    0 / 0

----------------
(1) Equal to the net value of the option as of December 31, 2001, i.e., the closing market price of $0.25 per share of AER Common Stock on December 31, 2001, less the applicable per share exercise price of the option, multiplied by the number of shares subject to the option.

DIRECTOR COMPENSATION

         The Company historically has paid no cash compensation to its directors, except reimbursement for reasonable expenses. In 1993, the Board of Directors adopted the Company's 1993 Non-Employee Directors' Restricted Stock Award Plan (the "Restricted Stock Plan"), pursuant to which non-employee directors are granted restricted stock awards. The Restricted Stock Plan was approved by the Company's shareholders at the Company's 1994 Annual Meeting of Shareholders. Under the Restricted Stock Plan, every five years each non-employee director receives a restricted stock award of 15,000 shares of AER Common Stock. Restrictions on such shares lapse 20% per year for each year the non-employee director serves on the Board of Directors. Awards are pro-rated for non-employee directors selected between annual meetings of the shareholders. As of March 11, 2002, 170,750 shares of restricted stock had been awarded pursuant to the Restricted Stock Plan.

PERFORMANCE MEASUREMENT COMPARISON

         The following chart shows total shareholder returns for the periods indicated for each of (i) AER Common Stock, (ii) the J.P Morgan Hambrecht & Quist Growth Index (a subset of the J.P. Morgan Hambrecht & Quist Technology Index), and (iii) the Nasdaq Stock Market-U.S. Index. The chart assumes that the value of the investment in AER Common Stock and each index was $100 at December 31, 1996 and that all dividends paid through such period were reinvested. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast performance of the AER Common Stock.

        COMPARISON OF SIXTY MONTH CUMULATIVE TOTAL RETURN ON INVESTMENT
       AMONG AER ENERGY RESOURCES, INC., THE J.P. MORGAN GROWTH INDEX AND
                       THE NASDAQ STOCK MARKET-U.S. INDEX




                                     [GRAPH]

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Effective May 7, 1993, the Board of Directors established a Compensation Committee of which no executive officers or former executive officers are or have been members. Prior to May 1993, the Board of Directors as a whole, including Mr. Dorheim, participated in determining executive officer compensation. Presently, the Compensation Committee is comprised of Messrs. Dixon, Jackson and Wilkes. During the last fiscal year, the Compensation Committee was comprised of Messrs. Brown, Lindseth and Jackson.

         In February 2001, Elmwood Partners II, an entity controlled by Mr. Lindseth, purchased from the Company 102,250 shares of Series B Preferred Stock and a warrant to purchase 776,699 shares of AER Common Stock, for an aggregate purchase price of $1,000,000 in cash.

         In June 2001, FW AER II purchased from the Company 102,250 shares of Series C Preferred Stock and a warrant to purchase 982,891 shares of AER Common Stock, for an aggregate purchase price of $1,000,000 in cash. Mr. Brown is an executive officer of the general partner of FW AER II.

         In August and November 2001, the Company issued a revolving credit loan note (collectively, the "Convertible Notes") to Elmwood Partners II, each in the aggregate principal amount of $1,000,000. Such notes were mandatorily convertible into shares of Series D Preferred Stock and warrants to purchase AER Common Stock on the same terms and for the same number of shares as the stock and warrants to be delivered in any future offering by the Company of Series D Preferred Stock, so long as the closing of such offering occurred prior to January 31, 2002. Each note bore interest at prime plus 1% per year and matured on the earlier of January 31, 2002 or the closing of the Company's sale of Series D Preferred Stock.

         In January 2002, Elmwood Partners II purchased from the Company 270,000 shares of Series D Preferred Stock and a warrant to purchase 3,408,522 shares of AER Common Stock, for an aggregate purchase price of $2,720,000, of which $2,027,944 was funded through the mandatory conversion in full of principal and interest outstanding under the Convertible Notes and $692,056 was paid in cash.


                              CERTAIN TRANSACTIONS

         The Company is party to a 1989 License Agreement (the "DEMI License") with Dreisbach Electromotive, Inc. ("DEMI") and Mike Cheiky, a founder of DEMI, its former principal inventor and a former director of DEMI. During 1999, all minimum royalty payments under this agreement were completed and paid in full. DEMI has also agreed to the terms of a proposed original equipment manufacturer ("OEM") air manager license agreement to be entered into by the Company and any OEMs licensing the air manager system. The DEMI License basically provides for royalties of 4% payable to DEMI on net sales of zinc-air batteries incorporating DEMI's technology made by the Company or its sublicensees. The OEM air manager license basically provides that 4% of the royalties the Company receives from sublicensing the air manager system will be payable to DEMI. In 2001, the Company did not pay any royalties to DEMI pursuant to the DEMI License.

         Mr. Dorheim is a director of DEMI. At the time the DEMI License was executed, all of the shareholders of DEMI were shareholders in the Company. The Company is unable to determine how many DEMI shareholders (other than entities controlled by Mr. Lindseth (collectively, the "Lindseth Entities")) currently own AER Common Stock. As of December 31, 2001, the Lindseth Entities beneficially owned approximately 13% of the stock of DEMI.

         In February 2001, the Company sold in a private placement a total of 102,250 shares of Series B Preferred Stock and a warrant to purchase 776,699 shares of AER Common Stock to Elmwood Partners II, an entity controlled by Mr. Lindseth, the Chairman of the Board of Directors and a beneficial owner (prior to such purchase) of more than 5% of the outstanding AER Common Stock. Elmwood Partners II paid $1,000,000 in cash for such securities. The Series B Preferred Stock is convertible into AER Common Stock and the warrant may be exercised at a price of $0.5376 per share, subject to adjustment as provided in the warrant.

         In June 2001, the Company sold in a private placement a total of 102,250 shares of Series C Preferred Stock and a warrant to purchase 982,981 shares of AER Common Stock to FW AER II, an entity controlled by J. Taylor Crandall, a beneficial owner (prior to such purchase) of more than 5% of the outstanding AER Common Stock. Mr. Brown is an executive officer of the general partner of FW AER II. FW AER II paid $1,000,000 in cash for such securities. The Series C Preferred Stock is convertible into AER Common Stock and the warrant may be exercised at a price of $0.4248 per share, subject to adjustment as provided in the warrant.

         In August and November 2001, the Company issued a Convertible Note to Elmwood Partners II in the principal amount of $1,000,000. Each Convertible Note bore interest at a rate of prime plus 1% per year and matured on the earlier of January 31, 2002 or the closing of any future offering by the Company of Series D Preferred Stock. These notes were unsecured obligations of the Company and all amounts of principal and interest thereunder were required to convert in full into shares of Series D Preferred Stock and warrants to purchase AER Common Stock on the same terms and for the same number of shares as the stock and warrants to be delivered in any future offering by the Company of Series D Preferred Stock, so long as the closing of such offering occurred prior to January 31, 2002.

         In January 2002, the Company sold in a private placement a total of 272,000 shares of Series D Preferred Stock and a warrant to purchase 3,408,522 shares of AER Common Stock to Elmwood Partners II. Elmwood Partners II paid $2,720,000 for such securities, of which $2,027,944 was funded through the conversion in full of principal and interest outstanding under the Convertible Notes, and $692,056 was paid in cash. The Series D Preferred Stock is convertible into AER Common Stock and the warrant may be exercised at a price of $0.3192 per share, subject to adjustment as provided in the warrant.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of the outstanding AER Common Stock, to file reports of ownership and changes of ownership with the SEC. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company's review of copies of such forms furnished to the Company during 2001, or written representations that no Form 5s were required, the Company believes that its officers, directors and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements during 2001 and in prior years.

                  RELATIONSHIP WITH INDEPENDENT PUBLIC AUDITORS

         In order to reduce the Company's auditing fees, the Board of Directors has approved the termination of the engagement of Ernst & Young as its independent public auditors and has approved the selection of Grant Thornton LLP as independent public auditors of the Company for 2002. At present, however, the engagement of Ernst & Young has not been terminated, and Grant Thornton LLP has not been engaged as the Company's new independent public auditors. Ernst & Young will continue to serve as the Company's independent public auditors until such time.

         Ernst & Young has been the independent public auditors for the Company since 1989. Representatives of Ernst & Young are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be able to respond to appropriate questions.

AUDIT FEES

         The aggregate fees billed by Ernst & Young for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and the reviews of the financial statements included in the Company's Forms 10-Q for such fiscal year were approximately $56,000. Audit related services totaled $8,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         No fees were billed in fiscal year 2001 by Ernst & Young for professional services related to financial information systems design and implementation, as such services are defined in the accounting rules of the SEC.

ALL OTHER FEES

         Other fees to Ernst & Young for the fiscal year ended December 31, 2001 were $8,713. The Audit Committee has considered whether the provision of the services described above (other than the audit and review services described in "Audit Fees" above) is compatible with maintaining the independence of Ernst & Young as the Company's independent auditors.

                 SHAREHOLDERS' PROPOSALS FOR 2003 ANNUAL MEETING

         Shareholders who intend to submit proposals to the Company's shareholders at the 2003 Annual Meeting of Shareholders within the processes provided by Rule 14a-8 promulgated under the Exchange Act must submit such proposals to the Company no later than November 28, 2002. Such proposals must comply with Rule 14a-8 and all other applicable proxy rules relating to shareholder proposals in order to be included in the Company's proxy materials.

         Shareholders who wish to submit a proposal for consideration at the Company's 2003 Annual Meeting of Shareholders, but who do not wish to submit the proposal for inclusion in the Company's Proxy Statement pursuant to Rule 14a-8, must submit their proposal to the Company no later than February 17, 2003. Shareholders who intend to nominate persons for election to the Board of Directors at the 2003 Annual Meeting of Shareholders must submit such nominations to the Company no later than February 17, 2003.

         Shareholder nominations for election of directors and other proposals should be submitted to J. T. Moore, Vice President - Chief Financial Officer, Secretary and Treasurer, AER Energy Resources, Inc., 4600 Highlands Parkway, Suite G, Smyrna, Georgia 30082.

                                  OTHER MATTERS

         Management of the Company is not aware of any other matters to be presented for action at the Annual Meeting other than those mentioned herein. If any other matters come before the meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their judgment.

                               By Order of the Board of Directors





                               J. T. Moore
                               Vice President - Chief Financial Officer,
                               Secretary and Treasurer

                                                                      APPENDIX A


                            ARTICLES OF AMENDMENT TO
                          ARTICLES OF INCORPORATION OF
                           AER ENERGY RESOURCES, INC.

         In accordance with Section 14-2-1003 of the Georgia Business Corporation Code (the "GBCC"), AER ENERGY RESOURCES, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the GBCC, DOES HEREBY
CERTIFY:

                                       I.

         The name of the Corporation is AER Energy Resources, Inc.

                                      II.

         This amendment is adopted to amend Section 2.1 of Article II of the Articles of Incorporation of the Corporation in its entirety to read as follows:

         "        2.1      Capital Structure. The corporation has the authority,
         acting by its Board of Directors, to issue not more than one hundred seventy million (170,000,000) shares, divided into classes as follows:

                  (a) one hundred fifty million (150,000,000) shares shall be common shares having no par value ("Common Shares"); and

                  (b) twenty million (20,000,000) shares shall be preferred shares having no par value ("Preferred Shares").

         The preferences, limitations and relative rights of the Common Shares and of the Preferred Shares are set forth below and are otherwise subject to applicable law."

         All other provisions of the Articles of Incorporation of the Corporation, including the other provisions of Article II thereof, shall remain in full force and effect without change.

                                      III.

                  This amendment was adopted by the shareholders of the Corporation on May 14, 2002.

                                      IV.

         This amendment was duly approved by the shareholders in accordance with the provisions of Section 14-2-1003 of the GBCC.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed by a duly authorized officer this ___ day of May, 2002.



                                 AER ENERGY RESOURCES, INC.



                                 By:
                                    -------------------------------------------
                                      J. T. Moore
                                      Vice President and Chief Financial Officer

                                                                      APPENDIX B

                           AER ENERGY RESOURCES, INC.
                          2002 EMPLOYEE INCENTIVE PLAN


1.       PURPOSE; DEFINITIONS.

         The purpose of the Plan is to support the Company's ongoing efforts to develop and retain leaders of exceptional talent and to provide the Company with the ability to provide incentives more directly linked to the profitability of the Company's businesses and to increases in shareholder value.

         For purposes of the Plan, the following terms are defined as set forth below:

         (a) "Annual Incentive Award" means an Incentive Award made pursuant to Section 5(a)(v) with a Performance Cycle of one year or less.

         (b) "Awards" mean grants under this Plan of Incentive Awards, Stock Options, Stock Appreciation Rights, Restricted Stock or Other Stock-Based Awards.

         (c)      "Board" means the Board of Directors of the Company.

         (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

         (e) "Commission" means the Securities and Exchange Commission or any successor agency.

         (f) "Committee" means the Compensation Committee of the Board or a subcommittee thereof, any successor thereto or such other committee or subcommittee as may be designated by the Board to administer the Plan.

         (g) "Common Stock" or "Stock" means the Common Stock of the Company, no par value.

         (h) "Company" means AER Energy Resources, Inc., a Georgia corporation, or any successor thereto.

         (i) "Economic Value Added(TM)" means net after tax operating profit less the cost of capital.

         (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

         (k) "Exercise Period" means the 60-day period from and after a Change in Control.

         (l) "Fair Market Value" means, as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock on the OTC-BB or, if no such sale of Common Stock is reported on such date, the fair market value of the Stock as determined by the Committee in good faith.

         (m) "Incentive Award" means any Award that is either an Annual Incentive Award or a Long-Term Incentive Award.

         (n) "Incentive Stock Option" means any Stock Option that complies with Section 422 of the Code.

         (o) "Long-Term Incentive Award" means an Incentive Award made pursuant to Section 5(a)(v) with a Performance Cycle of more than one year.

         (p) "Nonqualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

         (q) "OTC-BB" means the OTC Bulletin Board, or any successor thereto.

         (r)      "Other Stock-Based Award" means an Award made pursuant to
Section 5(a)(iv).

         (s) "Performance Cycle" means the period selected by the Committee during which the performance of the Company or any subsidiary, affiliate or unit thereof or any individual is measured for the purpose of determining the extent to which an Award subject to Performance Goals has been earned.

         (t) "Performance Goals" mean the objectives for the Company or any subsidiary or affiliate or any unit thereof or any individual that may be established by the Committee for a Performance Cycle with respect to any performance-based Awards contingently awarded under the Plan. The Performance Goals for Awards that are intended to constitute "performance-based" compensation within the meaning of Section 162(m) of the Code shall be based on one or more of the following criteria: earnings per share, total shareholder return, operating income, net income, cash flow, return on equity, return on capital, earnings before interest, taxes, depreciation and amortization ("EBITDA"), and Economic Value Added(TM).

         (u) "Plan" means this AER Energy Resources, Inc. 2002 Employee Incentive Plan, as amended from time to time.

         (v) "Restricted Period" means the period during which an Award may not be sold, assigned, transferred, pledged or otherwise encumbered.

         (w) "Section 16 Insider" means any person who is subject to the provisions of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, as such may be amended from time to time.

         (x) "Restricted Stock" means an Award of shares of Common Stock pursuant to Section 5(a)(iii).

         (y) "Spread Value" means, with respect to a share of Common Stock subject to an Award, an amount equal to the excess of the Fair Market Value, on the date such value is determined, over the Award's exercise or grant price, if any.

         (z) "Stock Appreciation Right" or "SAR" means a right granted pursuant to Section 5(a)(ii).

         (aa)     "Stock Option" means an option granted pursuant to Section
5(a)(i).

In addition, the terms "Business Combination," "Change in Control," "Change in Control Price," "Incumbent Board," "Outstanding Company Common Stock," "Outstanding Company Voting Securities" and "Person" have the meanings set forth in Section 6.

2.       ADMINISTRATION.

         The Plan shall be administered by the Committee, which shall have the power to interpret the Plan and to adopt such rules and guidelines for carrying out the Plan as it may deem appropriate. The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with the laws, regulations, compensation practices and tax and accounting principles of the countries in which the Company, a subsidiary or an affiliate may operate to assure the viability of the benefits of Awards made to individuals employed in such countries and to meet the objectives of the Plan.

         Subject to the terms of the Plan, the Committee shall have the authority to determine those individuals eligible to receive Awards and the amount, type and terms of each Award and to establish and administer any Performance Goals applicable to such Awards, but, at the discretion of the Board, such determinations may be made subject to ratification by the Board.

         The Committee may delegate its authority and power under the Plan to one or more officers of the Company, subject to guidelines prescribed by the Committee and approved by the Board, with respect to participants who are not
Section 16 Insiders.

         Any determination made by the Committee or pursuant to delegated authority in accordance with the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate, and all decisions made by the Committee or any appropriately designated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants, but subject to ratification by the Board if the Board so provides.

3.       ELIGIBILITY.

         All employees of the Company, its subsidiaries and affiliates, as well as non-employee members of the Board of Directors of the Company, its subsidiaries or affiliates, and consultants and advisors to the Company and its subsidiaries and affiliates, are eligible to be granted Awards under the Plan.

4.       COMMON STOCK SUBJECT TO PLAN.

         The total number of shares of Common Stock reserved and available for distribution pursuant to the Plan shall be 4,000,000 shares, all of which may be issued pursuant to the exercise of Stock Options awarded under the Plan. If any Award is exercised, cashed out or terminates or expires without a payment being made to the participant in the form of Common Stock, the shares subject to such Award, if any, shall again be available for distribution in connection with Awards under the Plan. Any shares of Common Stock that are used by a participant as full or partial payment of withholding or other taxes or as payment for the exercise or conversion price of an Award shall be available for distribution in connection with Awards under the Plan.

         In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, split-up or other change in corporate structure affecting the Common Stock after adoption of the Plan by the Board, the Board is authorized to make substitutions or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the number, kind and price of shares subject to outstanding Awards and in the Award limits set forth in Section 5; provided, however, that any such substitutions or adjustments shall be, to the extent deemed appropriate by the Board, consistent with the treatment of shares of Common Stock not subject to the Plan, and that the number of shares subject to any Award shall always be a whole number.

5.       AWARDS.

         (a) General. The types of Awards that may be granted under the Plan are set forth below. Awards may be granted singly, in combination or in tandem with other Awards.

                  (i) Stock Options. A Stock Option represents the right to purchase a share of Stock at a predetermined grant price. Stock Options granted under this Plan may be in the form of Incentive Stock

Options or Nonqualified Stock Options, as specified in the Award agreement. The term of each Stock Option shall be set forth in the Award agreement, but no Incentive Stock Option shall be exercisable more than ten years after the grant date. The grant price per share of Common Stock purchasable under an Incentive Stock Option shall not be less than 100% of the Fair Market Value on the date of grant, and any Incentive Stock Option granted to a participant owning (as defined in Section 422 of the Code or any successor provision) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or one of its parent (if any) or subsidiary corporations shall comply with any applicable provisions of Section 422 of the Code or any successor provision. Subject to the applicable Award agreement, Stock Options may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept (including a copy of instructions to a broker or bank acceptable to the Company to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the purchase price). As determined by the Committee, payment in full or in part may also be made in the form of Common Stock already owned by the optionee valued at the Fair Market Value on the date the Stock Option is exercised. On receipt of written notice of exercise, the Committee may elect to cash out all or a portion of the shares of Common Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Common Stock, equal to the Spread Value of such shares on the date such notice of exercise is received.

                  (ii) Stock Appreciation Rights. An SAR represents the right to receive a payment, in cash, shares of Common Stock or both (as determined by the Committee), equal to the Spread Value on the date the SAR is exercised. The grant price of an SAR shall be set forth in the applicable Award agreement. Subject to the terms of the applicable Award agreement, an SAR shall be exercisable, in whole or in part, by giving written notice of exercise to the Company.

                  (iii) Restricted Stock. Shares of Restricted Stock are shares of Common Stock that are awarded to a participant and that during the Restricted Period may be forfeitable to the Company upon such conditions as may be set forth in the applicable Award agreement. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restricted Period. Except as provided in this subsection (iii) and in the applicable Award agreement, a participant shall have all the rights of a holder of Common Stock, including the rights to receive dividends and to vote during the Restricted Period. Dividends with respect to Restricted Stock that are payable in Common Stock shall be paid in the form of Restricted Stock.

                  (iv) Other Stock-Based Awards. Other Stock-Based Awards are Awards, other than Stock Options, SARs or Restricted Stock, that are denominated in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock. The purchase, exercise, exchange or conversion of Other Stock-Based Awards granted under this subsection (iv) shall be on such terms and conditions and by such methods as shall be specified by the Committee.

                  (v)      Incentive Awards. Incentive Awards are
performance-based Awards that are expressed in U.S. currency. Incentive Awards shall either be Annual Incentive Awards or Long-Term Incentive Awards.

         (b) Maximum Awards. The total number of shares of Restricted Stock and other shares of Common Stock subject to or underlying Stock Options, SARs and Other Stock-Based Awards awarded to any participant during the term of this Plan shall not exceed 25% of the shares of Common Stock originally reserved for distribution pursuant to the Plan. An Annual Incentive Award paid to a participant with respect to any Performance Cycle shall not exceed $1,000,000. A Long-Term Incentive Award paid to a participant with respect to any Performance Cycle shall not exceed $1,000,000 times the number of years in the Performance Cycle. An amount not in excess of 25% of the shares of Common Stock originally reserved for distribution pursuant to the Plan may be issued pursuant to Restricted Stock Awards and Other

Stock-Based Awards, except that Other Stock-Based Awards with values based on Spread Values shall not be included in this limitation.

         (c) Performance-Based Awards. Any Awards granted pursuant to the Plan may be in the form of performance-based Awards through the application of Performance Goals and Performance Cycles.

6.       CHANGE IN CONTROL PROVISIONS.

         (a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:

                  (i) All Stock Options and Stock Appreciation Rights outstanding as of the date such Change in Control occurs shall become fully vested and exercisable.

                  (ii) The restrictions and other conditions applicable to any Restricted Stock or Other Stock-Based Awards, including vesting requirements, shall lapse, and such Awards shall become free of all restrictions and fully vested.

                  (iii) The value of all outstanding Stock Options, Stock Appreciation Rights, Restricted Stock and Other Stock-Based Awards shall, unless otherwise determined by the Committee at or after grant, be cashed out on the basis of the "Change in Control Price," as defined in Section 6(c), as of the date such Change in Control occurs or such other date as the Committee may determine prior to the Change in Control.

                  (iv) Any Incentive Awards relating to Performance Cycles prior to the Performance Cycle in which the Change in Control occurs that have been earned but not paid shall become immediately payable in cash. In addition, each participant who has been awarded an Incentive Award shall be deemed to have earned a pro rata Incentive Award equal to the product of (y) such participant's maximum award opportunity for such Performance Cycle, and (z) a fraction, the numerator of which is the number of full or partial months that have elapsed since the beginning of such Performance Cycle to the date on which the Change in Control occurs, and the denominator of which is the total number of months in such Performance Cycle.

         (b) Definition of Change in Control. A "Change in Control" means the happening of any of the following events:

                  (i) The acquisition, other than in a transaction approved by the Incumbent Board, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of Common Stock (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the"Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in
Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction described in clauses (A), (B) and (C) of paragraph (iii) of this Section 6(b); or

                  (ii) Individuals who, as of the effective date of the Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such effective date whose election, or nomination for election by the shareholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (iii) Approval by the shareholders of the Company of a reorganization, merger, share exchange or consolidation (a "Business Combination"), unless, in each case following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such Person owned 25% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                  (iv) Approval by the shareholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which, following such sale or other disposition, (1) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) less than 25% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 25% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

                  (c) Change in Control Price. "Change in Control Price" means the highest price per share of the Common Stock paid in any transaction reported on the OTC-BB (or any other exchange, market or system that at that time reports current trades in the Common Stock) or paid or offered in any bona fide transaction related to a potential or actual change in control of the Company at any time during the preceding 60-day period as determined by the Committee, except that, in the case of Incentive Stock

Options, unless the Committee otherwise provides, such price shall be based only on transactions reported for the date on which such Incentive Stock Options are cashed out.

         (d) Notwithstanding any other provision of this Plan, upon a Change in Control, unless the Committee shall determine otherwise at grant, or after grant but before the Change in Control, an Award recipient shall have the right, by giving notice to the Company within the Exercise Period, to elect to surrender all or part of the Stock Option, SAR or Other Stock-Based Award to the Company and to receive in cash, within 30 days of such notice, an amount equal to the amount by which the "Change in Control Price" on the date of such notice shall exceed the exercise or grant price under such Award, multiplied by the number of shares of Stock as to which the right granted under this Section 6 shall have been exercised.

7.       PLAN AMENDMENT AND TERMINATION.

         The Board may amend or terminate the Plan at any time, provided that no such amendment shall be made without stockholder approval if such approval is required under applicable law, or if such amendment would increase the total number of shares of Common Stock that may be distributed under the Plan.

         Except as set forth in any Award agreement, no amendment or termination of the Plan may materially and adversely affect any outstanding Award under the Plan without the Award recipient's consent.

8.       PAYMENTS AND PAYMENT DEFERRALS.

         Payment of Awards may be in the form of cash, Stock, other Awards or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee, either at the time of grant or by subsequent amendment, may require or permit deferral of the payment of Awards under such rules and procedures as it may establish. It also may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in Common Stock equivalents.

9.       DIVIDENDS AND DIVIDEND EQUIVALENTS.

         The Committee may provide that any Awards under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a participant's Plan account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares of Common Stock or Common Stock equivalents.

10.      TRANSFERABILITY.

         Except to the extent permitted by the Award agreement, either initially or by subsequent amendment, Awards shall not be transferable or assignable other than by will or the laws of descent and distribution, and shall be exercisable during the lifetime of the recipient only by such recipient.

11.      AWARD AGREEMENTS.

         Each Award under the Plan shall be evidenced by a written agreement (which need not be signed by the recipient unless otherwise specified by the Committee) that sets forth the terms, conditions and limitations for each Award. Such terms may include, but are not limited to, the term of the Award, vesting and forfeiture provisions, and the provisions applicable in the event the recipient's employment terminates. The Committee may amend an Award agreement, provided that no such amendment may materially and adversely affect an Award without the Award recipient's consent.

12.      UNFUNDED STATUS OF PLAN.

         It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

13.      GENERAL PROVISIONS.

         (a) Securities Law and Regulatory Compliance. The Committee may require each person acquiring shares of Common Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

         (b) Certificates. All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Common Stock is then listed and any applicable Federal, state or foreign securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         (c) No Limitations on Other Compensation. Nothing contained in this Plan shall prevent the Company, a subsidiary or an affiliate from adopting other or additional compensation arrangements for its employees or directors.

         (d) No Employment Rights. The adoption of the Plan shall not confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Company, a subsidiary or an affiliate to terminate the employment of any employee at any time.

         (e) Withholding and Taxes. No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising from an Award may be settled with Common Stock, including Common Stock that is part of, or is received upon exercise or conversion of, the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, its subsidiaries and its affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settling of withholding obligations with Common Stock.

         (f) Governing Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Georgia.

         (g) Severability. If any provision of the Plan is held invalid or unenforceable, the invalidity or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be enforced and construed as if such provision had not been included.

         (h) Effective Date. The Plan shall be effective on March 22, 2002. Except as otherwise provided by the Board, no Awards shall be granted after February 29, 2012, but any Awards granted theretofore may extend beyond that date.

         (i) No Rights as a Shareholder. The holder of an Award shall, as such, have none of the rights of a shareholder of the Company.

     PLEASE MARK VOTE                       REVOCABLE PROXY
[X]  AS IN THIS EXAMPLE               AER ENERGY RESOURCES, INC


                                                                                                                  With-    For All
                                                                                                          For     hold     Except
         ANNUAL MEETING OF SHAREHOLDERS                  DAVID G. BROWN, JAMES W. DIXON,                  [ ]     [ ]       [ ]
               MAY 14, 2002                              DAVID W. DORHEIM, WILLIAM L. JACKSON,
                                                         JON A. LINDSETH AND JOHN L. WILKES
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS The undersigned hereby appoints David W.       INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY
Dorheim and Jon A. Lindseth, or either of them, each     NOMINEE(S), MARK "FOR ALL EXCEPT" AND WRITE THAT
with full power of substitution, acting jointly or by    NOMINEE'S NAME ON THE LINE BELOW.
either one of them if only one be present and acting,
attorney and proxy to vote in the manner specified    1. The election as directors of all nominees listed
below (according to the number of shares which the       below (except as marked to the contrary):
undersigned would be entitled to cast if then
personally present) at the annual meeting of                                                                  For   Against  Abstain
shareholders of AER Energy Resources, Inc. (the       2. To approve amendments to the Company's Articles of   [ ]     [ ]      [ ]
Company) to be held on May 14, 2002, including           Incorporation to (i) increase the number of
adjournments.                                            authorized shares of the Company's common stock, no
                                                         par value, from 100,000,000 to 150,000,000 and (ii)
                                                         to increase the number of authorized shares of the
                                                         Company's preferred stock, no par value, from
                                                         10,000,000 to 20,000,000.

                                                                                                              For   Against  Abstain
                                                      3. To approve and adopt the AER Energy Resources,       [ ]     [ ]      [ ]
                                                         Inc. 2002 Employee Incentive Plan.

                                                                                                              For   Against  Abstain
                                                      4. In their discretion, to transact such other          [ ]     [ ]      [ ]
                                                         business as may properly come before the meeting.

                                                                  THIS PROXY SHALL BE VOTED AS DIRECTED. IF NO
                                                         DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE
                                                         VOTED "FOR" EACH OF THE PROPOSALS LISTED ABOVE, AS
                                                         INDICATED IN THE ENCLOSED PROXY STATEMENT.
                                                         DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL
                                                         OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

                                                       Date

 PLEASE BE SURE TO SIGN AND DATE THIS PROXY
              IN THE BOX BELOW.

------------------------------------------------------------------




Shareholder sign above                Co-holder (if any) sign above
-------------------------------------------------------------------


 - DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE-PAID ENVELOPE PROVIDED. -

                           AER ENERGY RESOURCES, INC.



         Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.


                               PLEASE ACT PROMPTLY

                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY